Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen - Managing Director, Communications - (615) 263-3107

IMMIGRATION AND CUSTOMS ENFORCEMENT AMENDS AND EXTENDS

CONTRACT AT THE SOUTH TEXAS FAMILY RESIDENTIAL CENTER

UPDATES 2016 FINANCIAL GUIDANCE &

ISSUES FULL YEAR 2017 FINANCIAL GUIDANCE

NASHVILLE, Tenn. – October 17, 2016 – Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), America’s largest owner of partnership correctional, detention, and reentry facilities, announced today that Immigration and Customs Enforcement (“ICE”) has amended and extended its Intergovernmental Service Agreement (“IGSA”) with the City of Eloy, Arizona, for CCA’s leased and operated 2,400-bed South Texas Family Residential Center. The updated agreement provides for a new, lower fixed monthly payment commencing in November 2016, with a new term extending through September 2021, subject to termination upon 60-day notice from ICE. The agreement can be further extended by bi-lateral modification. Concurrently, CCA and the third-party lessor of the South Texas Family Residential Center have agreed to modify the lease agreement to reflect a reduced monthly lease expense effective in November 2016, with a new term concurrent with the IGSA.

CCA entered into the original agreement in September 2014 to provide residential housing and services at the South Texas Family Residential Center, when the country was faced with an unprecedented humanitarian crisis of family units crossing the southern border from Central America. CCA executed a plan to ready the site and complete construction of the facility at an extraordinary pace, and prepared the facility for a staged ramp capable of housing up to 2,400 residents by May 2015. Over the past several months, CCA has worked collaboratively with ICE to identify substantial cost savings opportunities afforded under a more stable operating environment.

“The South Texas Family Residential Center is just one example of how we work to help our government partners effectively meet incredibly serious challenges, and we are gratified in the confidence ICE has placed in us with this extension,” said Damon Hininger, CCA’s Chief Executive Officer. “Our facility is the only setting in the country that has been specifically designed for a family residential mission and meets ICE family residential standards. We have continuously proven our ability to deliver flexible, innovative solutions for our government customers in a collaborative manner. Furthermore, our consistent high-quality execution demonstrates our capabilities to be an ideal partner for future opportunities as customers’ needs evolve.”

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

2016 & 2017 Guidance

Based on current business conditions and reflecting the contract changes at the South Texas Family Residential Center, we have provided the following updated financial guidance for 2016 and initial financial guidance for the full year 2017:

	Third Quarter 2016	Full Year 2016	Full Year 2017
➣ Diluted EPS	$0.43 to $0.45	$1.73 to $1.75	$1.33 to $1.43
➣ Adjusted Diluted EPS	$0.47 to $0.48	$1.78 to $1.81	$1.35 to $1.45
➣ FFO per diluted share	$0.63 to $0.65	$2.52 to $2.55	$2.09 to $2.19
➣ Normalized FFO per diluted share	$0.67 to $0.68	$2.57 to $2.60	$2.11 to $2.21

Our guidance reflects a range of potential outcomes associated with contract renewals. However, our guidance does not include any new contract awards, potential capital markets or refinancing transactions, or any new M&A activity because the magnitude and timing of any such transactions are difficult to predict. Nonetheless, we continue to pursue transactions that will grow our reentry and real estate platforms, diversify our business model, and create long-term shareholder value, while continuing to give back to those communities where we do business.

Capital Allocation Strategy Update

Taking into account our updated financial outlook, as well as numerous opportunities to deploy capital to create shareholder value, we are currently assessing our capital allocation and dividend policies, which we will review with our Board of Directors during the fourth quarter of 2016.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, October 18, 2016, to discuss the matters addressed in this press release and our updated financial guidance for full year 2016 along with initial full year 2017 financial guidance. To listen to this discussion, please access “Presentations, Webcasts and Events” of the Investors section at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on October 18, 2016, through 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on October 26, 2016. To access the telephonic replay, dial 888-203-1112 and enter passcode 3583572.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities and one of the largest prison operators in the United States. We own or control 74 correctional, detention and reentry facilities, with a design capacity of approximately 75,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community reentry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare offenders for their successful reentry into society upon their release.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize current available beds and new capacity as new development and expansion projects are completed; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services by the U.S. Department of Justice and the Department of Homeland Security; (vi) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s utilization of out-of-state private correctional capacity, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) the ability to attract and retain key personnel; (ix) escalation in salaries, wages, incentives and the costs of providing employee health care; (x) our ability to meet and maintain qualification for taxation as a REIT; (xi) the availability of debt and equity financing on terms that are favorable to us; and (xii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending September 30, 2016		For the Year Ending December 31, 2016
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$50,900	$52,900	$204,000	$207,000
Restructuring charges	4,000	4,000	4,000	4,000
Expenses associated with mergers and acquisitions	100	100	2,000	2,000

Adjusted net income	$55,000	$57,000	$210,000	$213,000

Net income	$50,900	$52,900	$204,000	$207,000
Depreciation of real estate assets	23,500	23,500	93,500	93,500

Funds From Operations	$74,400	$76,400	$297,500	$300,500
Restructuring charges	4,000	4,000	4,000	4,000
Expenses associated with mergers and acquisitions	100	100	2,000	2,000

Normalized Funds From Operations	$78,500	$80,500	$303,500	$306,500

Diluted EPS	$0.43	$0.45	$1.73	$1.75

Adjusted EPS per diluted share	$0.47	$0.48	$1.78	$1.81

FFO per diluted share	$0.63	$0.65	$2.52	$2.55

Normalized FFO per diluted share	$0.67	$0.68	$2.57	$2.60

Net income	$50,900	$52,900	$204,000	$207,000
Interest expense	17,000	17,500	67,500	68,500
Depreciation and amortization	43,000	43,000	167,500	167,500
Income tax expense	2,500	3,000	9,500	10,000

EBITDA	$113,400	$116,400	$448,500	$453,000
Restructuring charges	4,000	4,000	4,000	4,000
Expenses associated with mergers and acquisitions	100	100	2,000	2,000
Depreciation associated with STFRC lease	(10,600)	(10,600)	(38,600)	(38,600)
Interest expense associated with STFRC lease	(2,900)	(2,900)	(9,900)	(9,900)

Adjusted EBITDA	$104,000	$107,000	$406,000	$410,500

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance
Net income	$157,500	$169,500
Expenses associated with mergers and acquisitions	2,000	2,000

Adjusted net income	$159,500	$171,500

Net income	$157,500	$169,500
Depreciation of real estate assets	90,500	90,500

Funds From Operations	$248,000	$260,000
Expenses associated with mergers and acquisitions	2,000	2,000

Normalized Funds From Operations	$250,000	$262,000

Diluted EPS	$1.33	$1.43

Adjusted EPS per diluted share	$1.35	$1.45

FFO per diluted share	$2.09	$2.19

Normalized FFO per diluted share	$2.11	$2.21

Net income	$157,500	$169,500
Interest expense	64,000	67,000
Depreciation and amortization	148,000	148,000
Income tax expense	13,500	14,500

EBITDA	$383,000	$399,000
Expenses associated with mergers and acquisitions	2,000	2,000
Depreciation associated with STFRC lease	(16,600)	(16,600)
Interest expense associated with STFRC lease	(6,400)	(6,400)

Adjusted EBITDA	$362,000	$378,000

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the South Texas Family Residential Center is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions activity, restructuring charges, and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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